EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Thursday, April 28, 2011
REHABCARE REPORTS FIRST QUARTER 2011 RESULTS
•	Net earnings per diluted share from continuing operations increase 20.3% year over year to $0.71, including $4.8 million pretax, or $0.12 per diluted share after tax, of transaction related expenses in the 2011 first quarter

•	Hospital division improves EBITDA margin to 17.6% in the 2011 first quarter from 12.9% in the prior year quarter

•	Skilled Nursing Rehabilitation Services division reports operating earnings margin in line with expectations of 5.8%; increases unit count by a net 66 new units

•	Hospital Rehabilitation Services division delivers operating earnings margin of 18.7%

•	Cash flow from operations of $19.8 million in first quarter allows company to pay down debt by $18.3 million
ST. LOUIS, MO, April 28, 2011—RehabCare Group, Inc. (NYSE:RHB) today reported the following financial results:

	First	Fourth	First
	Quarter	Quarter	Quarter
Amounts in millions, except per share data	2011	2010	2010
Consolidated Operating Revenues	$364.6	$339.3	$322.0
Consolidated Operating Earnings (a)	37.8	36.1	31.6
Consolidated Net Earnings from Continuing Operations	19.5	18.6	14.3
Gain from Discontinued Operations, Net of Tax (b)	2.9	0.7	0.5

Consolidated Net Earnings	22.4	19.3	14.8
Net (Earnings) Loss Attributable to Noncontrolling Interests	(1.6)	(2.2)	0.2

Net Earnings Attributable to RehabCare	20.8	17.1	15.0
Diluted Earnings per Share Attributable to RehabCare:
Earnings from Continuing Operations, Net of Tax	0.71	0.66	0.59
Net Earnings	0.83	0.69	0.61

Hospital Operating Revenues	181.4	164.8	152.4
Hospital EBITDA	32.0	25.1	19.7
Hospital Operating Earnings	25.9	19.2	14.3

SRS Operating Revenues	136.9	128.1	126.4
SRS EBITDA	9.6	8.8	11.7
SRS Operating Earnings	8.0	7.4	10.3

HRS Inpatient Operating Revenues	33.1	33.7	31.1
HRS Outpatient Operating Revenues	13.3	12.7	12.1

HRS Operating Revenues	46.4	46.4	43.2
HRS EBITDA	9.2	10.2	7.5
HRS Operating Earnings	8.7	9.6	6.9

REHABCARE REPORTS FIRST QUARTER 2011 RESULTS	Page 2
(a)	The first quarter of 2011 includes certain transaction expenses related to the pending merger with Kindred Healthcare, Inc. of $4.8 million on a pretax basis, or $3.0 million after tax (see table on page 9). These costs have not been allocated to the Hospital, Skilled Nursing or Hospital Rehabilitation Services divisions.

(b)	The after-tax gain from discontinued operations of approximately $3.0 million in the first quarter of 2011 includes a $3.1 million after-tax gain on the sale of an inpatient rehabilitation facility (IRF) in Miami and a $0.1 million after-tax loss from the Miami IRF’s discontinued operating activities.
Management Comments
     John H. Short, Ph.D., RehabCare President and Chief Executive Officer, commented, “We had a great first quarter with strong year-over-year earnings growth, primarily the result of significantly improved operations and volumes in our Hospital division. The anticipated benefits of our merger with Triumph HealthCare have come to fruition.”
Financial Overview of First Quarter
     Consolidated operating revenues for the first quarter of 2011 were $364.6 million, a 13.2% increase compared to $322.0 million in the 2010 first quarter.
     Consolidated net earnings attributable to RehabCare were $20.8 million, or $0.83 per diluted share, in the first quarter of 2011 compared to $15.0 million, or $0.61 per diluted share, in the prior year quarter. Earnings in the first quarter of 2011 included $3.0 million, or $0.12 per diluted share, of after-tax expenses for certain transaction costs related to the pending merger with Kindred (see table on page 9). Earnings in the first quarter of 2011 also included a $3.0 million after-tax gain from discontinued operations.
     Effective January 1, 2011, the Company sold its inpatient rehabilitation facility (IRF) in Miami to Select Medical Corporation in exchange for Select’s 70-bed long-term acute care hospital (LTACH) in Hammond, Indiana. The Company’s $3.0 million after-tax gain from discontinued operations in the first quarter of 2011 includes a $3.1 million gain on the sale of the Miami IRF and a $0.1 million after-tax loss from the IRF’s discontinued operating activities.
     Operating revenues in the Hospital division for the first quarter of 2011 increased 19.0% to $181.4 million from $152.4 million in the first quarter of 2010. Same store revenues increased $13.2 million, or 8.7% compared to the year ago quarter. Earnings before interest, taxes, depreciation and amortization (EBITDA) improved from $19.7 million, or 12.9% of revenue, in the first quarter of 2010 to $32.0 million, or 17.6% of revenue, in the first quarter of 2011.
     At quarter end, the Hospital division operated a total of 35 hospitals, including 30 LTACHs and five IRFs.
     Operating revenues in the Skilled Nursing Rehabilitation Services (SRS) division increased 8.3% from $126.4 million in the first quarter of 2010 to $136.9 million in the first quarter of 2011, driven by a 2.4% increase in the average number of contract therapy programs operated and a 9.9% increase in contract therapy same store revenues. Operating earnings were $8.0 million, or 5.8% of revenue, compared to $10.3 million, or 8.2% of revenue, in the first quarter of 2010.
     On March 31, 2011, SRS operated in 1,178 locations compared to 1,112 locations at the end of the fourth quarter of 2010 and 1,125 locations at the end of the first quarter of 2010. Openings and closings in
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REHABCARE REPORTS FIRST QUARTER 2011 RESULTS	Page 3
the quarter totaled 89 and 23, respectively, resulting in a net 66 new units. SRS had 12 signed but unopened contracts at the end of the first quarter.
     The Hospital Rehabilitation Services (HRS) division’s 2011 first quarter operating revenues increased 7.2% to $46.4 million from $43.2 million in the first quarter of 2010. Inpatient operating revenues increased 6.3% and same store acute revenues improved 5.4% over the prior year quarter. The average number of inpatient programs increased 0.9% compared to the prior year quarter. Outpatient operating revenues increased 9.5% in the 2011 first quarter despite a 3.6% decline in the average number of outpatient programs. This was driven by a 13.6% improvement in average revenue per program including 9.2% same store growth in outpatient revenues. HRS operating earnings were $8.7 million, or 18.7% of revenue, compared to operating earnings of $6.9 million, or 16.0% of revenue, for the 2010 first quarter.
     At December 31, 2010, the division operated 105 IRF programs, flat sequentially and up from 103 a year ago. The division had one IRF opening and one IRF closing, one subacute opening, one outpatient opening and two outpatient closings during the first quarter. At March 31, 2011, the division had one signed but unopened IRF.
Balance Sheet and Liquidity
     At March 31, 2011, the Company had $33.6 million in cash and cash equivalents and $380.2 million in outstanding debt excluding unamortized original issue discounts. The Company has paid down debt by $18.3 million since the beginning of the year. Days sales outstanding decreased sequentially from 61.9 days to 61.6 days.
     For the quarter ended March 31, 2011, the Company generated cash from operations of $19.8 million and expended $3.1 million for capital expenditures, principally related to companywide information systems and hospital facility maintenance capital.
Outlook
     In connection with its pending merger with Kindred Healthcare, the Company has suspended its 2011 outlook.
About RehabCare Group
     Established in 1982 and headquartered in St. Louis, MO, RehabCare (www.rehabcare.com) is a leading provider of post-acute care, owning and operating 35 long-term acute care and rehabilitation hospitals and providing program management services in partnership with over 1,300 hospitals and skilled nursing facilities in 42 states and Puerto Rico. RehabCare is included in the Russell 2000 and Standard and Poor’s Small Cap 600 Indices.
Forward-Looking Statements
     Information set forth in this document contains forward-looking statements, which involve a number of risks and uncertainties. RehabCare cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the
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REHABCARE REPORTS FIRST QUARTER 2011 RESULTS	Page 4
forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving RehabCare and Kindred, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.
     This press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The Company has included reconciliations of these non-GAAP measures to the most directly comparable GAAP measure in the tables of this release.
CONTACT: RehabCare Group, Inc.
Financial: Jay W. Shreiner, Chief Financial Officer
(314) 659-2189
Press: Donna Lee, Office of the CEO
(314) 659-2287
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REHABCARE REPORTS FIRST QUARTER 2011 RESULTS	Page 5
I. Condensed Consolidated Statements of Earnings
(Unaudited; amounts in thousands, except per share data)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2011	2010	2010
Operating revenues	$364,599	$339,344	$321,954
Costs and expenses:
Operating	284,980	267,836	256,636
Selling, general and administrative	33,603	27,397	26,535
Depreciation and amortization	8,223	7,998	7,218

Total costs and expenses	326,806	303,231	290,389

Operating earnings	37,793	36,113	31,565

Interest income	12	20	18
Interest expense	(7,468)	(7,866)	(8,500)
Other income (expense), net	(14)	312	7
Equity in net income of affiliates	163	199	116

Earnings from continuing operations before income taxes	30,486	28,778	23,206
Income tax expense	11,024	10,148	8,941

Earnings from continuing operations	19,462	18,630	14,265
Gain from discontinued operations	2,968	673	564

Net earnings	22,430	19,303	14,829
Net (earnings) loss attributable to noncontrolling interests	(1,665)	(2,250)	164

Net earnings attributable to RehabCare	$20,765	$17,053	$14,993

Amounts attributable to RehabCare:
Earnings from continuing operations	$17,797	$16,380	$14,429
Gain from discontinued operations	2,968	673	564

Net earnings	$20,765	$17,053	$14,993

Diluted EPS attributable to RehabCare:
Earnings from continuing operations	$0.71	$0.66	$0.59
Gain from discontinued operations	0.12	0.03	0.02

Net earnings	$0.83	$0.69	$0.61

Weighted average diluted shares	25,025	24,770	24,655
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REHABCARE REPORTS FIRST QUARTER 2011 RESULTS	Page 6
II. Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Unaudited
	March 31,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$33,622	$23,205
Accounts receivable, net	249,015	231,311
Deferred tax assets	24,094	21,034
Other current assets	11,221	14,559

Total current assets	317,952	290,109

Property and equipment, net	117,386	119,591
Goodwill	567,863	559,866
Intangible assets	129,576	127,227
Investment in unconsolidated affiliate	4,924	4,913
Assets held for sale	—	10,407
Other assets	22,639	23,588

	$1,160,340	$1,135,701

Liabilities & Equity
Current portion of long-term debt	$7,791	$9,116
Payables & accruals	169,292	163,380

Total current liabilities	177,083	172,496

Long-term debt, less current portion	365,138	381,772
Other non-current liabilities	62,050	60,450
Stockholders’ equity	534,942	500,098
Noncontrolling interests	21,127	20,885

	$1,160,340	$1,135,701

III. Condensed Consolidated Statements of Cash Flows
(Unaudited; amounts in thousands)

	Year Ended
	March 31,
	2011	2010
Net cash provided by operating activities	$19,843	$8,511
Net cash used in investing activities	(1,007)	(5,151)
Net cash provided by (used in) financing activities	(8,419)	(699)

Net increase in cash and cash equivalents	10,417	2,661
Cash and cash equivalents at beginning of period	23,205	24,690

Cash and cash equivalents at end of period	$33,622	$27,351

Supplemental information:
Additions to property and equipment	$(3,140)	$(5,241)
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REHABCARE REPORTS FIRST QUARTER 2011 RESULTS	Page 7
IV. Operating Statistics
(Unaudited; dollars in thousands)

	First	Fourth	First
	Quarter	Quarter	Quarter
	2011	2010	2010
Hospitals (a)
Operating revenues	$181,374	$164,778	$152,362
Operating expenses	137,726	128,423	122,148
Selling, general and administrative	11,670	11,247	10,541
Depreciation and amortization	6,052	5,946	5,374

Operating earnings	$25,926	$19,162	$14,299
Operating earnings margin	14.3%	11.6%	9.4%

EBITDA	$31,978	$25,108	$19,673

LTACHs
Number of hospitals — end of period	30	29	28
Available licensed beds — end of period	1,696	1,605	1,593
Admissions	3,982	3,680	3,563
Patient days	105,023	96,834	90,455
Average length of stay (Medicare days only)	27	25	27
Net inpatient revenue per patient day	$1,586	$1,545	$1,519
Occupancy rate	69%	66%	63%
Percent patient days — Medicare	75%	74%	73%

IRFs (a)
Number of hospitals — end of period	5	5	5
Available licensed beds — end of period	183	183	183
Admissions	885	921	903
Discharges	872	935	868
Average length of stay (Medicare days only)	12	12	13
Net inpatient revenue per discharge	$15,112	$14,504	$15,022
Occupancy rate	68%	68%	70%
Percent patient days — Medicare	72%	71%	71%

(a)	Amounts in all periods exclude West Gables Rehabilitation Hospital, which was sold effective January 1, 2011, and accounted for as a discontinued operation.
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REHABCARE REPORTS FIRST QUARTER 2011 RESULTS	Page 8
IV. Operating Statistics Continued
(Unaudited; dollars in thousands)

	First	Fourth	First
	Quarter	Quarter	Quarter
	2011	2010	2010
Skilled Nursing Rehabilitation Services
Operating revenues	$136,871	$128,132	$126,352
Operating expenses	114,500	107,344	103,333
Selling, general and administrative	12,781	11,950	11,367
Depreciation and amortization	1,595	1,466	1,307

Operating earnings	$7,995	$7,372	$10,345
Operating earnings margin	5.8%	5.8%	8.2%

EBITDA	$9,590	$8,838	$11,652

Average number of contract therapy locations	1,158	1,146	1,131
End of period number of contract therapy locations	1,178	1,112	1,125

Patient visits (in thousands)	2,161	2,008	2,020

Hospital Rehabilitation Services
Operating revenues
Inpatient Rehabilitation Facility (IRF)	$30,745	$31,469	$29,016
Subacute	2,326	2,217	2,094

Total Inpatient	$33,071	$33,686	$31,110
Outpatient	13,283	12,748	12,130

Total HRS	$46,354	$46,434	$43,240
Operating expenses	32,754	32,069	31,155
Selling, general and administrative	4,365	4,200	4,627
Depreciation and amortization	576	586	537

Operating earnings	$8,659	$9,579	$6,921
Operating earnings margin	18.7%	20.6%	16.0%

EBITDA	$9,235	$10,165	$7,458

Average number of programs
IRF	104	106	104
Subacute	11	11	10

Total Inpatient	115	117	114
Outpatient	29	30	31

Total HRS	144	147	145

End of period number of programs
IRF	105	105	103
Subacute	12	11	10

Total Inpatient	117	116	113
Outpatient	29	30	31

Total HRS	146	146	144

IRF discharges	10,575	11,136	10,007
Outpatient visits (in thousands)	258	263	262
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REHABCARE REPORTS FIRST QUARTER 2011 RESULTS	Page 9
V. Charges/Credits Included in Statement of Earnings
(Unaudited; amounts in thousands, except per share data)

	First Quarter 2011
	Pre-Tax Impact	After-Tax Impact	Diluted EPS
Transaction expenses (a)	$4,787	$2,956	$0.12

(a)	Charges for investment banking, legal and accounting services associated with the Kindred Healthcare transaction and related matters.
VI. Operating Earnings and EBITDA Reconciliation
(Unaudited; amounts in thousands)

	First	Fourth	First
	Quarter	Quarter	Quarter
	2011	2010	2010
Net earnings	$22,430	$19,303	$14,829
Income tax expense	11,024	10,148	8,941
Interest income	(12)	(20)	(18)
Interest expense	7,468	7,866	8,500
Other (income) expense, net	14	(312)	(7)
Equity in net income of affiliates	(163)	(199)	(116)
Gain from discontinued operations	(2,968)	(673)	(564)

Operating earnings (a)	37,793	36,113	31,565
Depreciation and amortization	8,223	7,998	7,218

Consolidated EBITDA (a)	$46,016	$44,111	$38,783

Hospital operating earnings (a)	$25,926	$19,162	$14,299
Hospital depreciation and amortization	6,052	5,946	5,374

Hospital EBITDA (a)	$31,978	$25,108	$19,673

SRS operating earnings (a)	$7,995	$7,372	$10,345
SRS depreciation and amortization	1,595	1,466	1,307

SRS EBITDA (a)	$9,590	$8,838	$11,652

HRS operating earnings (a)	$8,659	$9,579	$6,921
HRS depreciation and amortization	576	586	537

HRS EBITDA (a)	$9,235	$10,165	$7,458

(a)	Certain transaction expenses related to the pending merger with Kindred Healthcare of $4.8 million on a pretax basis in the first quarter of 2011 were not allocated to the Hospital, SRS or HRS divisions.
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